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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Source Interlink Companies, Inc.
Bonita Springs, Florida

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated April 30, 2003, relating to the consolidated financial statements and financial statement schedule of Source Interlink Companies, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended January 31, 2003.

/s/ BDO Seidman, LLP

Chicago, Illinois
July 25, 2003